Exhibit 99.2

TRADER JOE'S
ONE LOUDOUN DOWNTOWN
MSA: Washington, D.C. / Baltimore

RECREATIONAL EQUIPMENT, INC.
REI
NORTHCREST SHOPPING CENTER
MSA: Charlotte, NC

SEPHORA
SEPHORA
DOWNTOWN CROWN
MSA: Washington, D.C. / Baltimore

WHOLE FOODS
MARKET
COBBLESTONE PLAZA
MSA: Miami, FL

KITE

QUARTERLY FINANCIAL SUPPLEMENT

Q4 2021

KRG
LISTED
NYSE

kiterealty.com

Kite Realty Group Trust
Quarterly Financial Supplemental as of December 31, 2021
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com
Kite Realty Group Trust Reports 2021 Operating Results and 2022 Guidance
Indianapolis, Indiana, February 14, 2022 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2021.
“2021 was a monumental year for KRG, highlighted by outstanding operational results and the completion of the transformative merger with RPAI,” said John A. Kite, Chairman and CEO. “KRG’s best-in-class operating platform continues to leverage the strong retail environment as evidenced by our tremendous leasing volume, double-digit cash leasing spreads and $33 million of signed-not-open NOI. This game-changing merger checks every synergistic box including significant earnings accretion reflected in our 2022 FFO per share guidance, which is a 33% increase over KRG’s 2020 FFO per share. Armed with a higher quality portfolio, a stronger balance sheet and a high-performing team, KRG is in the beginning stages of long-term value creation.”
Full Year Financial and Operational Results
▪Net loss attributable to common shareholders of $80.8 million, or $0.73 per diluted share, compared to net loss of $16.2 million, or $0.19 per diluted share, for the years ended December 31, 2021 and 2020, respectively. Full year 2021 net loss attributable to common shareholders was primarily driven by $86.5 million of merger and acquisition costs incurred during the year.
▪Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $88.4 million, or $0.78 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $171.2 million, or $1.50 per diluted share.
▪Excludes a positive impact of $3.7 million of 2020 Collection Impact related to the recovery of 2020 cash and non-cash bad debt and accounts receivable in 2021.
▪Excludes the impact of $86.5 million of merger and acquisition costs.
▪Executed 363 new and renewal leases representing approximately 2.6 million square feet.
▪Same Property Net Operating Income (NOI) increased by 6.1% (excluding legacy RPAI properties).
Fourth Quarter Financial Results
▪Net loss attributable to common shareholders of $98.2 million, or $0.52 per diluted share, compared to net loss of $6.8 million, or $0.08 per diluted share, for the quarters ended December 31, 2021 and 2020, respectively. The fourth quarter 2021 net loss attributable to common shareholders was primarily driven by $76.6 million of merger and acquisition costs incurred during the quarter.
▪Generated NAREIT FFO of the Operating Partnership of $6.2 million, or $0.03 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $82.4 million, or $0.43 per diluted share.
▪Excludes a positive impact of $0.4 million of 2020 Collection Impact related to the recovery of 2020 cash and non-cash bad debt and accounts receivable in 2021.
▪Excludes the impact of $76.6 million of merger and acquisition costs.
▪Same Property Net Operating Income (NOI) increased by 7.2% (excluding legacy RPAI properties).
Fourth Quarter Portfolio Operations
▪Executed 132 new and renewal leases representing over 927,000 square feet.
▪Cash leasing spreads of 27.4% on 23 comparable new leases, 8.3% on 60 comparable renewals, and 12.9% on a blended basis.

i

▪Operating retail portfolio annualized base rent (ABR) per square foot of $19.36 at December 31, 2021, a 5% increase year-over-year.
▪Retail portfolio percent leased of 93.4% at December 31, 2021, a sequential increase of 60 basis points.
▪Portfolio leased-to-occupied spread of 250 basis points, which equates to $33.0 million of signed-not-open NOI.
Fourth Quarter Capital and Development Activity
▪As previously disclosed, sold Westside Market (Dallas/Fort Worth, TX) for $24.8 million.
▪Acquired two small shop buildings adjacent to Nora Plaza (Indianapolis, IN) for a purchase price of $13.5 million.
▪In conjunction with the merger, repaid the $24.1 million mortgage on Peoria Crossing (Phoenix, AZ).
Subsequent Capital and Development Activity
▪Sold a portion of Hamilton Crossing Centre (Carmel, IN) and entered into a fee development agreement to build a corporate campus for Republic Airways. In addition to the $6.9 million KRG received for the land, KRG will earn significant development fees and development profits, while contributing no incremental capital.
▪Repaid the $41.2 million mortgage on Bayonne Crossing (Bayonne, NJ).
Balance Sheet Overview
▪As of December 31, 2021, KRG’s net debt to Adjusted EBITDA was 6.0x.
▪Pro forma for $33.0 million of signed-not-open NOI (represents expected revenue associated with leases that have been executed as of December 31, 2021, but have yet to commence rent payments), net debt to adjusted EBITDA was 5.6x.
▪As previously disclosed, received an inaugural credit rating of BBB with a stable outlook from Fitch Ratings.
Dividend
▪On February 9, 2022, KRG’s Board of Trustees declared a first quarter 2022 dividend of $0.20 per common share, up 5% from the previous quarter. The first quarter dividend will be paid on April 15, 2022, to shareholders of record as of April 8, 2022.
2022 Earnings Guidance
KRG expects to generate FFO, as adjusted, of $1.69 to $1.75 per diluted share in 2022, based, in part, on the following key assumptions at the midpoint:
▪2022 same property NOI, which excludes prior period adjustments, however, includes RPAI same-property pool acquired in the merger, of 2.0%.
▪Bad debt of 1.5% of total revenues.
▪Any transaction activity is expected to be earnings neutral.
The following table reconciles the Company’s 2022 consolidated net income guidance range to the Company’s 2022 FFO, as adjusted, guidance range:

	Low	High

Consolidated net loss	$(0.35)	$(0.29)
Depreciation and amortization	2.02	2.02
NAREIT FFO	$1.67	$1.73
Non-recurring merger and acquisition costs	0.02	0.02
FFO, as adjusted	$1.69	$1.75

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Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, February 15, 2022, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 3958479). In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The company’s primarily grocery-anchored portfolio is located in high-growth warmer and cheaper markets and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2021, the Company owned interests in 180 U.S. open-air shopping centers and mixed-use assets, comprising approximately 29.0 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences, variants and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. COVID-19 has impacted us and our tenants significantly, and the extent to which it will continue to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, treatment developments, public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against variants of COVID-19, such as Delta and Omicron, the direct and indirect economic effects of the pandemic and containment measures, and potential sustained changes in consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s quarterly reports on Form 10-Q as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: the risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including the potential effects of inflation); the risk that our actual NOI for leases that have signed but not yet opened will not be consistent with expected NOI for leases that have signed but not yet opened; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate

iii

property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

iv

Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Jason Colton	Robert W. Baird & Co.	Green Street Advisors, Inc.
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Vince Tibone
Kite Realty Group Trust	(216) 737-7510	(949) 640-8780
30 South Meridian Street, Suite 1100	wgolladay@rwbaird.com	vtibone@greenstreet.com
Indianapolis, IN 46204
(317) 713-2762	Bank of America/Merrill Lynch	Jefferies LLC
jcolton@kiterealty.com	Mr. Jeffrey Spector/Mr. Craig Schmidt	Ms. Linda Tsai
	(646) 855-1363/(646) 855-3640	(212) 778-8011
	jeff.spector@bofa.com	ltsai@jefferies.com
Transfer Agent	craig.schmidt@bofa.com
Broadridge Financial Solutions		KeyBanc Capital Markets
Ms. Kristen Tartaglione	Barclays	Mr. Jordan Sadler/Mr. Todd Thomas
2 Journal Square, 7th Floor	Mr. Anthony F. Powell	(917) 368-2280/(917) 368-2286
Jersey City, NJ 07306	(212) 526-8768	tthomas@keybanccm.com
(201) 714-8094	anthony.powell@barclays.com	jsadler@keybanccm.com

	BTIG	Raymond James
Stock Specialist	Mr. Michael Gorman	Mr. RJ Milligan
GTS	(212) 738-6138	(727) 567-2585
545 Madison Avenue	mgorman@btig.com	rjmilligann@raymondjames.com
15th Floor
New York, NY 10022	Capital One Securities, Inc.	Piper Sandler
(212) 715-2830	Mr. Christopher Lucas	Mr. Alexander Goldfarb
	(571) 633-8151	(212) 466-7937
	christopher.lucas@capitalone.com	alexander.goldfarb@psc.com

	Citigroup Global Markets	Wells Fargo Securities, LLC
	Mr. Michael Bilerman/Ms. Katy McConnell	Ms. Tamara Fique
	(212) 816-1383/(212) 816-6981	(617) 603-4262/(443) 263-6568
	michael.bilerman@citigroup.com	tamara.fique@wellsfargo.com
katy.mcconnell@citigroup.com

Compass Point Research & Trading, LLC
Mr. Floris van Dijkum
(646) 757-2621
fvandijkum@compasspointllc.com

4th Quarter 2021 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended December 31,		Year Ended December 31,
Summary Financial Results	2021	2020	2021	2020

Total revenue (page 4)	$162,950	$68,360	$373,324	$266,645
Net loss attributable to common shareholders (page 4)	$(98,181)	$(6,794)	$(80,806)	$(16,223)
Net loss per diluted share (page 4)	$(0.52)	$(0.08)	$(0.73)	$(0.19)
Net operating income (NOI) (page 6)	$115,312	$48,403	$266,988	$189,389
Adjusted EBITDA (page 6)	$105,103	$37,627	$234,247	$158,926
NAREIT Funds From Operations (FFO) (page 7)	$6,220	$25,450	$88,389	$108,707
NAREIT FFO per diluted share (page 7)	$0.03	$0.29	$0.78	$1.26
FFO, as adjusted (page 7)	$82,406	$28,703	$171,204	$111,960
FFO, as adjusted per diluted share (page 7)	$0.43	$0.33	$1.50	$1.29
Dividends paid per share (page 4)	$0.18	$0.08	$0.68	$0.4495
Dividend payout ratio (as % of NAREIT FFO, as adjusted)	42%	24%	45%	35%

	Three Months Ended
Summary Operating and Financial Ratios	December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020

NOI margin (page 6)	71.0%		73.7%		73.4%		72.0%		71.5%
NOI margin – retail (page 6)	71.6%		74.3%		74.0%		72.7%		72.3%
Same property NOI performance (page 5)	7.2%		10.8%		10.1%		(2.9)%		(10.5)%
Total property NOI performance (page 5)	138.2%		15.2%		11.0%		(1.6)%		(11.2)%
Net debt to Adjusted EBITDA, current quarter (page 9)	6.0x		6.1x		6.4x		6.5x		7.0x
Recovery ratio of retail operating properties (page 6)	84.7%		89.4%		88.1%		90.6%		92.8%
Recovery ratio of consolidated portfolio (page 6)	79.2%		86.1%		84.1%		87.3%		89.1%

Outstanding Classes of Stock

Common shares and units outstanding (page 18)	221,327,346		87,004,756		87,002,502		86,967,035		86,711,910

Summary Portfolio Statistics

Number of properties
Operating retail (page 14)	180		83		83		83		83
Office and other components	12		4		4		4		4
Development and redevelopment projects (page 13)	8		5		3		3		3
Owned retail operating gross leasable area (GLA)[1] (page 14)	29.0	M	11.7	M	11.7	M	11.7	M	11.7	M
Owned office GLA (page 14)	1.6	M	0.4	M	0.4	M	0.4	M	0.4	M
Number of multifamily units	972		576		291		291		291
Percent leased – total	93.3%		93.0%		91.7%		90.8%		91.4%
Percent leased – retail	93.4%		92.8%		91.5%		90.5%		91.2%
Anchor	95.9%		94.8%		93.2%		92.0%		92.9%
Small shop	88.3%		88.7%		87.8%		87.5%		87.6%

Annualized base rent (ABR) per square foot	$19.36		$18.54		$18.48		$18.53		$18.42

Total new and renewal lease GLA (page 16)	927,065		584,820		637,995		426,937		533,569
New lease cash rent spread (page 16)	27.4%		20.6%		19.7%		25.3%		(4.1)%
Renewal lease cash rent spread (page 16)	8.3%		10.4%		7.5%		2.0%		1.0%
Total new and renewal lease cash rent spread (page 16)	12.9%		13.4%		9.2%		6.4%		(0.7)%

2022 Guidance	Current (as of 2/14/22)

NAREIT FFO per diluted share	$1.67 to $1.73

Credit Ratings and Outlook
Moody's Investors Services	Baa3 / Stable
Standard & Poor's Rating Services	BBB- / Stable
Fitch Ratings	BBB / Stable

1Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.

4th Quarter 2021 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets:
Investment properties, at cost	$7,497,811	$3,143,961
Less: accumulated depreciation	(884,809)	(755,100)
Net investment properties	6,613,002	2,388,861

Cash and cash equivalents	93,241	43,648
Tenant and other receivables, including accrued straight-line rent of $28,071 and $24,783, respectively	68,444	57,154
Restricted cash and escrow deposits	7,122	2,938
Deferred costs, net	601,853	63,171
Short-term deposits	125,000	—
Prepaid and other assets	84,826	39,975
Investments in unconsolidated subsidiaries	11,885	12,792
Total assets	$7,605,373	$2,608,539

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$3,150,808	$1,170,794
Accounts payable and accrued expenses	184,982	77,469
Deferred revenue and other liabilities	287,217	85,649
Total liabilities	3,623,007	1,333,912

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	55,173	43,275

Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $0.01 par value, 490,000,000 and 225,000,000 shares authorized, 218,949,569 and 84,187,999 shares issued and outstanding at December 31, 2021 and 2020, respectively	2,189	842
Additional paid-in capital	4,898,673	2,085,003
Accumulated other comprehensive loss	(15,902)	(30,885)
Accumulated deficit	(962,913)	(824,306)
Total Kite Realty Group Trust shareholders’ equity	3,922,047	1,230,654
Noncontrolling interests	5,146	698
Total equity	3,927,193	1,231,352
Total liabilities and shareholders’ equity	$7,605,373	$2,608,539

4th Quarter 2021 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Rental income	$161,302	$66,311	$367,399	$257,670
Other property-related revenue	1,550	1,970	4,683	8,597
Fee income	98	79	1,242	378
Total revenue	162,950	68,360	373,324	266,645

Expenses:
Property operating	24,583	10,562	55,561	41,012
Real estate taxes	22,956	9,316	49,530	35,867
General, administrative and other	10,308	10,855	33,984	30,840
Merger and acquisition costs	76,564	—	86,522	—
Depreciation and amortization	109,835	31,818	200,460	128,648
Total expenses	244,246	62,551	426,057	236,367

Gain (loss) on sales of operating properties, net	3,692	(159)	31,209	4,733

Operating (loss) income	(77,604)	5,650	(21,524)	35,011
Interest expense	(23,061)	(12,284)	(60,447)	(50,399)
Income tax benefit of taxable REIT subsidiary	2	200	310	696
Equity in earnings (loss) of unconsolidated subsidiaries	342	(429)	(416)	(1,685)
Other income, net	166	21	355	254
Net loss	(100,155)	(6,842)	(81,722)	(16,123)
Net loss (income) attributable to noncontrolling interests	1,974	48	916	(100)
Net loss attributable to Kite Realty Group Trust common shareholders	$(98,181)	$(6,794)	$(80,806)	$(16,223)

Net loss per common share – basic and diluted	$(0.52)	$(0.08)	$(0.73)	$(0.19)

Weighted average common shares outstanding – basic and diluted	188,291,354	84,192,462	110,637,562	84,142,261

Dividends paid per common share	$0.18	$0.08	$0.68	$0.4495

4th Quarter 2021 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change

Number of properties for the period[1]	82	82		82	82

Leased percentage at period end	93.1%	91.4%		93.1%	91.4%
Economic occupancy percentage[2]	89.0%	90.4%		89.1%	92.0%

Minimum rent	$49,629	$48,809		$199,014	$199,615
Tenant recoveries	14,878	15,631		59,669	61,231
Bad debt (provision) recovery	(498)	(2,880)		709	(12,065)
Other income, net	562	169		1,396	626
Total revenue	64,571	61,729		260,788	249,407

Property operating expenses	(9,461)	(9,301)		(36,001)	(34,838)
Real estate taxes	(8,484)	(8,915)		(34,555)	(35,244)
Total expenses	(17,945)	(18,216)		(70,556)	(70,082)

Same Property NOI	$46,626	$43,513	7.2%	$190,232	$179,325	6.1%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$46,626	$43,513		$190,232	$179,325
Net operating income – non-same activity[3]	68,687	4,890		76,759	10,063
Total property net operating income	115,313	48,403	138.2%	266,991	189,388	41.0%
Other income (expense), net	608	(129)		1,491	(357)
General, administrative and other	(10,308)	(10,855)		(33,984)	(30,840)
Merger and acquisition costs	(76,564)	—		(86,522)	—
Depreciation and amortization	(109,835)	(31,818)		(200,460)	(128,648)
Interest expense	(23,061)	(12,284)		(60,447)	(50,399)
Gain (loss) on sales of operating properties, net	3,692	(159)		31,209	4,733
Net loss (income) attributable to noncontrolling interests	1,974	48		916	(100)
Net loss attributable to common shareholders	$(98,181)	$(6,794)		$(80,806)	$(16,223)

1	Same Property NOI excludes (i) the recently completed Glendale Town Center and Eddy Street Commons – Phase II, (ii) development and redevelopment projects noted on page 13, (iii) the 2020 acquisition of Eastgate Crossing, (iv) the legacy RPAI portfolio, and (v) office properties.
2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.

4th Quarter 2021 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Revenue:
Minimum rent[1]	$121,615	$49,497	$49,097	$49,801	$49,506
Minimum rent – ground leases	7,129	3,663	3,656	4,038	4,190
Tenant reimbursements	33,870	15,186	14,308	15,389	15,863
Bad debt (expense) recovery	(1,636)	1,709	597	(1,420)	(3,412)
Other property-related revenue	450	258	336	549	1,675
Overage rent	324	161	332	82	164
Parking revenue, net[2]	552	320	152	(1)	(257)
Total revenue	162,304	70,794	68,478	68,438	67,729

Expenses:
Property operating – recoverable[3]	19,991	9,185	8,666	8,407	8,688
Property operating – non-recoverable[3]	4,237	1,001	1,229	1,547	1,516
Real estate taxes	22,764	8,444	8,343	9,212	9,122
Total expenses	46,992	18,630	18,238	19,166	19,326

Net Operating Income	115,312	52,164	50,240	49,272	48,403

Other (expense) income:
General, administrative and other	(10,307)	(8,241)	(8,159)	(7,276)	(7,602)
Severance charges	—	—	—	—	(3,253)
Fee income	98	195	515	434	79
Total other (expense) income	(10,209)	(8,046)	(7,644)	(6,842)	(10,776)

Adjusted EBITDA	105,103	44,118	42,596	42,430	37,627

Depreciation and amortization	(109,835)	(30,193)	(29,798)	(30,634)	(31,818)
Merger and acquisition costs	(76,564)	(9,198)	(760)	—	—
Interest expense	(23,061)	(12,878)	(12,266)	(12,242)	(12,284)
Equity in earnings (loss) of unconsolidated subsidiaries	342	(196)	(244)	(318)	(429)
Income tax benefit of taxable REIT subsidiary	2	91	100	118	200
Other income (expense), net	166	168	227	(206)	21
Gain (loss) on sales of operating properties, net	3,692	1,260	50	26,207	(159)
Net (loss) income	(100,155)	(6,828)	(95)	25,355	(6,842)
Less: net loss (income) attributable to noncontrolling interests	1,974	(132)	(147)	(778)	48
Net (loss) income attributable to Kite Realty Group Trust	$(98,181)	$(6,960)	$(242)	$24,577	$(6,794)

NOI/Revenue – Retail Properties	71.6%	74.3%	74.0%	72.7%	72.3%
NOI/Revenue	71.0%	73.7%	73.4%	72.0%	71.5%
Recovery Ratios[4]
– Retail Properties	84.7%	89.4%	88.1%	90.6%	92.8%
– Consolidated	79.2%	86.1%	84.1%	87.3%	89.1%

1	Minimum rent includes $0.5 million, $33,000, $0.3 million, $1.2 million, and $0.6 million of lease termination income for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December, 31, 2020, respectively.
2	Parking revenue, net represents the net operating results of the Eddy Street Parking Garage, the Union Station Parking Garage, and the Pan Am Plaza Parking Garage.
3	Recoverable expenses include recurring G&A expense of $2.8 million allocable to the property operations in the three months ended December 31, 2021, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
4	“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

4th Quarter 2021 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)1,2
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Consolidated net loss	$(100,155)	$(6,842)	$(81,722)	$(16,123)
Less: net income attributable to noncontrolling interests in properties	(118)	(132)	(514)	(528)
Less: (gain) loss on sales of operating properties, net	(3,692)	159	(31,209)	(4,733)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	110,185	32,265	201,834	130,091
FFO of the Operating Partnership[1]	6,220	25,450	88,389	108,707
Less: Limited Partners' interests in FFO	356	(662)	(1,945)	(2,826)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$6,576	$24,788	$86,444	$105,881
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.03	$0.29	$0.78	$1.26
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.03	$0.29	$0.78	$1.26

FFO of the Operating Partnership[1]	$6,220	$25,450	$88,389	$108,707
Add: merger and acquisition costs	76,564	—	86,522	—
Add: severance charges	—	3,253	—	3,253
Less: 2020 Collection Impact	(378)	—	(3,707)	—
FFO, as adjusted, of the Operating Partnership	$82,406	$28,703	$171,204	$111,960
FFO, as adjusted, per share of the Operating Partnership – basic	$0.43	$0.33	$1.51	$1.30
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.43	$0.33	$1.50	$1.29

Weighted average common shares outstanding – basic	188,291,354	84,192,462	110,637,562	84,142,261
Weighted average common shares outstanding – diluted	189,419,768	84,371,027	111,524,655	84,309,712
Weighted average common shares and units outstanding – basic	190,706,414	86,420,398	113,103,177	86,361,139
Weighted average common shares and units outstanding – diluted	191,834,828	86,598,962	113,990,269	86,528,591

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net loss	$(0.52)	$(0.08)	$(0.72)	$(0.19)
Less: net income attributable to noncontrolling interests in properties	—	—	—	(0.01)
Less: (gain) loss on sales of operating properties, net	(0.02)	—	(0.27)	(0.05)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.57	0.37	1.78	1.50
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1,2]	$0.03	$0.29	$0.78	$1.26
Add: merger and acquisition costs	0.40	—	0.76	—
Add: severance charges	—	0.04	—	0.04
Less: 2020 Collection Impact	—	—	(0.03)	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit[2]	$0.43	$0.33	$1.50	$1.29

Reconciliation of FFO, as adjusted, to Adjusted Funds from Operations (AFFO)
FFO, as adjusted, of the Operating Partnership	$82,406	$28,703	$171,204	$111,960
Less (plus): non-cash income adjustments	4,834	454	261	(6,440)
Less: maintenance capital expenditures	2,954	455	3,761	1,740
Less: tenant-related capital expenditures[3]	9,343	4,467	14,667	11,957
Total Recurring AFFO of the Operating Partnership	$65,275	$23,327	$152,515	$104,703

1
“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
3	Excludes landlord work, tenant improvements and leasing commissions relating to development and redevelopment projects.

4th Quarter 2021 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of December 31, 2021
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest[1]	Partner Share of Debt	Partner Share of Annual Income

Delray Marketplace	$29,013	2%	$580	$—
Crossing at Killingly Commons	—	10%	—	528
One Loudoun – Pads G&H Residential	—	10%	—	(14)
Total	$29,013		$580	$514

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly EBITDA	KRG Share of Quarterly EBITDA Annualized

Three Property Retail Portfolio	416,576	—	$51,890	20%	$10,378	$7,930	$335	$1,340
Glendale Center Apartments	—	267	21,861	12%	2,514	1,449	39	156
Embassy Suites at Eddy Street Commons	—	—	33,634	35%	11,772	—	474	1,896
The Corner (development)	24,000	285	11,000	50%	5,500	—	—	—
Other investments	—	—	—	—%	—	2,500	34	136
Total	440,576	552	$118,385		$30,164	$11,879	$882	$3,528

1	Economic ownership % represents the partner's share of cash flow.

4th Quarter 2021 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of December 31, 2021
(dollars in thousands)

Senior Unsecured Notes Covenants
	December 31, 2021	Debt Covenant Threshold[1]

Total debt to undepreciated assets	38%	<60%

Secured debt to undepreciated assets	5%	<40%

Undepreciated unencumbered assets to unsecured debt	275%	>150%

Debt service coverage	3.9x	>1.5x

Unsecured Credit Facility Covenants
	December 31, 2021	Debt Covenant Threshold[1]

Maximum leverage	39%	<60%

Minimum fixed charge coverage	3.8x	>1.50x

Secured indebtedness	5%	<45%

Unsecured debt interest coverage	4.1x	>1.75x

Unsecured leverage	38.5%	<60%

Senior Unsecured Debt Ratings

Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable
Fitch Ratings	BBB/Stable

Liquidity ($ in thousands)

Cash, cash equivalents, and short-term deposits	$218,241
Availability under unsecured credit facility	793,500
	$1,011,741

Unencumbered NOI as a % of Total NOI	90%

1	For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company's filings with the SEC.

Net Debt to EBITDA
Company's consolidated debt and share of unconsolidated debt		$3,121,809
Less: cash, cash equivalents, restricted cash, and short-term deposits		(226,644)
		$2,895,165
Q4 2021 EBITDA, Annualized:
– Consolidated EBITDA	$420,412
– Unconsolidated EBITDA[1]	3,528
– Pro forma adjustments[2]	57,471
– Minority interest EBITDA[1]	(472)	480,939
Ratio of Company share of Net Debt to EBITDA		6.0x

1	See page 8 for details
2	Pro forma adjustments to reflect as if the properties (including the legacy RPAI portfolio) acquired during the 4th quarter of 2021 were owned for the entire period.

4th Quarter 2021 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of December 31, 2021
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate debt[1]	$2,853,212	91%	4.00%	4.6
Variable rate debt[2]	239,013	8%	3.01%	4.2
Net premiums on acquired debt and issuance costs	58,583	N/A	N/A	N/A
Total consolidated debt	3,150,808	99%	3.92%	4.6
KRG share of unconsolidated debt	30,164	1%	3.61%	6.3
Total	$3,180,972	100%	3.92%	4.6

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt[3]	Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding
2022	$3,674	$153,500	$—	$157,174	$341	$157,515
2023	2,600	191,605	295,000	489,205	270	489,475
2024	2,721	—	269,635	272,356	2,796	275,152
2025	2,848	—	430,000	432,848	10,879	443,727
2026	2,981	—	550,000	552,981	—	552,981
2027 and beyond	30,181	2,480	1,155,000	1,187,661	15,878	1,203,539
Net premiums on acquired debt and issuance costs	—	1,798	56,785	58,583	—	58,583
Total	$45,005	$349,383	$2,756,420	$3,150,808	$30,164	$3,180,972

1	Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of December 31, 2021, $720.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 3.2 years.
2	Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of December 31, 2021, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 3.7 years.
3	This presentation reflects the Company's exercise of its option to extend the maturity date of its unsecured credit facility by one year to January 8, 2027. The ability to exercise this option is subject to certain customary conditions, which the Company does not unilaterally control.

($ In millions)
$800
$700
$600
$500
$400
$300
$200
$100
$0
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
153.8
192.5
95.0
200.0
149.6
2.5
120.0
11.8
430.0
400.0
150.0
55.0
23.6
250.0
10.4
100.0
250.0
100.0
8.1
400.0
11.0
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(1) Chart excludes annual principal payments and net premiums on fixed rate debt.

4th Quarter 2021 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of December 31, 2021
(dollars in thousands)

Description	Interest Rate[1]	Maturity Date	Balance as of December 31, 2021	% of Total Outstanding

Delray Marketplace[2]	LIBOR + 160	2/5/2022	$29,013
Bayonne Crossing	4.43%	4/1/2022	41,249
Saxon Crossing	4.65%	7/1/2022	11,400
Shops at Moore	4.29%	9/1/2022	21,300
Shops at Julington Creek	4.60%	9/1/2022	4,785
Centre Point Commons	4.34%	10/1/2022	14,410
Miramar Square	4.16%	12/1/2022	31,625
2022 Debt Maturities			153,782	5%

Centennial Gateway	3.81%	1/1/2023	23,962
Gateway Village	4.14%	1/1/2023	30,996
Centennial Center	3.83%	1/6/2023	70,455
Eastern Beltway	3.83%	1/6/2023	34,100
The Corner (AZ)	4.10%	3/1/2023	14,750
Chapel Hill	3.78%	4/1/2023	18,250
Senior Unsecured Note	4.23%	9/10/2023	95,000
Unsecured Term Loan[3]	4.10%	11/22/2023	200,000
2023 Debt Maturities			487,513	15%

Senior Unsecured Note	4.58%	6/30/2024	149,635
Unsecured Term Loan[4]	2.88%	7/17/2024	120,000
2024 Debt Maturities			269,635	8%

Senior Unsecured Note	4.00%	3/15/2025	350,000
Senior Unsecured Note[5]	LIBOR + 365	9/10/2025	80,000
2025 Debt Maturities			430,000	14%

Unsecured Term Loan[6]	2.97%	7/17/2026	150,000
Senior Unsecured Note	4.08%	9/30/2026	100,000
Senior Unsecured Note	4.00%	10/1/2026	300,000
2026 Debt Maturities			550,000	17%

Unsecured Credit Facility[7]	LIBOR + 110	1/8/2027	55,000
Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	23,632
Senior Unsecured Note[5]	LIBOR + 375	9/10/2027	75,000
Unsecured Term Loan[8]	5.09%	10/24/2028	250,000
Senior Unsecured Note	4.24%	12/28/2028	100,000
Senior Unsecured Note	4.82%	6/28/2029	100,000
Rampart Commons	5.73%	6/10/2030	8,097
Senior Unsecured Note	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	10,988
Nora Plaza Shops	3.80%	2/1/2032	3,578
2027 and beyond Debt Maturities			1,201,295	38%
Net premiums on acquired debt and issuance costs			58,583
Total debt per consolidated balance sheet			$3,150,808	99%

KRG share of unconsolidated debt
Embassy Suites at Eddy Street Commons	LIBOR + 250	7/1/2025	$11,772
Glendale Center Apartments	LIBOR + 280	5/31/2024	2,514
Three Property Retail Portfolio	4.09%	7/1/2028	10,378
The Corner	5.26%	8/1/2035	5,500
Total KRG share of unconsolidated debt			30,164	1%
Total consolidated and KRG share of unconsolidated debt			$3,180,972

1	At December 31, 2021, one-month LIBOR was 0.10% and three-month LIBOR was 0.21%.
2	Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP.
3	Term loan is hedged to a fixed rate of 2.85% plus a credit spread of 1.25%.
4	Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.20%.
5	Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
6	Term loan is hedged to a fixed rate of 1.77% plus a credit spread of 1.20%.
7	Assumes the Company exercises its option to extend the maturity date by one year to 2027.
8	Assumes the Company exercises three one-year options to extend the maturity date to 2028. Term loan is hedged to a fixed rate of 5.09% until the initial maturity of October 24, 2025. Term loan interest rate reverts back to a floating rate of LIBOR + 200 bps beyond the initial maturity date.

4th Quarter 2021 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (MSA)	Property Type	GLA	Acquisition Price

Nora Plaza Shops	December 22, 2021	Indianapolis, IN	Multi-tenant retail outparcel	23,722	$13,500

			Total acquisitions	23,722	$13,500

Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Sales Price

Westside Market	October 26, 2021	Dallas/Fort Worth	Multi-tenant retail	93,377	$24,775
Hamilton Crossing Centre	January 26, 2022	Indianapolis	Redevelopment	—	6,900

			Total dispositions	93,377	$31,675

4th Quarter 2021 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date[1]	Total Commercial GLA	Total Multifamily Units	Total Project Costs[2]	KRG Equity Requirement[2]	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Remaining NOI to Come Online[3]

Active Projects
Eddy Street Commons at Notre Dame, IN – Phase III	South Bend, IN	100%	Q1 2022	18,600	—	$7,500	$7,500	$1,200	$0.6M–$0.7M	$0.4M–$0.5M

Shoppes at Quarterfield	Washington, D.C./Baltimore	100%	Q2 2022	58,000	—	4,800	4,800	3,900	$1.0M–$1.1M	$0.0M–$0.1M

One Loudoun – Residential	Washington, D.C./Baltimore	90%	Q2 2022	—	378	13,500	13,500	8,325	$6.3M–$6.5M	$4.8M–$5.0M

Circle East	Washington, D.C./Baltimore	100%	Q3 2022	82,000	370	15,100	15,100	14,700	$1.9M–$2.2M	$1.1M–$1.4M

One Loudoun – Pads G&H Commercial	Washington, D.C./Baltimore	100%	Q2 2023	67,000	—	10,200	10,200	8,600	$1.7M–$2.1M	$0.2M–$0.6M

The Landing at Tradition – Phase II	Port St. Lucie, FL	100%	Q2 2023	39,900	—	10,900	10,900	10,800	$1.1M–$1.2M	$0.6M–$0.7M

Carillon MOB	Washington, D.C./Baltimore	100%	Q4 2024	126,000	—	59,700	59,700	57,600	$3.5M–$4.0M	$3.1M–$3.6M

The Corner – IN4	Indianapolis, IN	50%	Q4 2024	24,000	285	63,900	—	—	$1.7M–$1.9M	$1.7M–$1.9M
Total				415,500	1,033	$185,600	$121,700	$105,125	$17.8M–$19.7M	$11.9M–$13.8M

Future Opportunities[5]
Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily and retail) components to complement the relocation of the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun	Washington, D.C./Baltimore	Potential of 2.9 million square feet of commercial GLA for additional expansion.
Main Street Promenade	Chicago, IL	Potential of 10,000 square feet of commercial GLA and 47 multifamily units for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.

1	Completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
2	Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger.
3	Excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
4	KRG does not have any equity requirements related to this development. Total project costs are at 100% and are net of a $13.5 million TIF.
5	These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company's control.

4th Quarter 2021 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – ABR by Region and State as of December 31, 2021
(dollars in thousands)

		Total Retail Operating Portfolio			Total Office Components
Region/State	Number of Properties[1]	Owned GLA/NRA[2]	Total Weighted ABR[3]	% of Weighted ABR[3]	Owned GLA/NRA[2]	Total Weighted ABR[3]	% of Weighted ABR[3]
South
Texas	45	7,718	$141,449	24.0%	434	$11,350	1.9%
Florida	29	3,537	58,314	9.9%	38	1,054	0.2%
Maryland	7	1,745	34,147	5.8%	224	3,314	0.6%
North Carolina	8	1,537	30,306	5.1%	—	—	—%
Virginia	7	1,121	27,864	4.7%	158	5,007	0.8%
Georgia	10	1,706	25,716	4.4%	—	—	—%
Tennessee	3	580	8,158	1.4%	—	—	—%
Oklahoma	3	505	7,455	1.3%	—	—	—%
South Carolina	2	258	3,073	0.5%	—	—	—%
Total South	114	18,707	336,482	57.1%	854	20,725	3.5%

West
Washington	10	1,682	29,702	5.0%	—	—	—%
Nevada	4	766	23,976	4.1%	—	—	—%
California	3	652	14,738	2.5%	—	—	—%
Arizona	5	727	14,425	2.4%	—	—	—%
Utah	2	392	7,417	1.3%	—	—	—%
Total West	24	4,219	90,258	15.3%	—	—	—%

Midwest
Indiana	16	1,618	28,220	4.8%	369	7,285	1.2%
Illinois	9	1,264	25,958	4.4%	163	4,013	0.7%
Michigan	1	308	6,602	1.1%	—	—	—%
Missouri	1	453	4,124	0.7%	—	—	—%
Ohio	1	236	1,899	0.3%	—	—	—%
Total Midwest	28	3,879	66,803	11.3%	532	11,298	1.9%

Northeast
New York	8	1,212	34,312	5.8%	174	7,527	1.3%
New Jersey	4	343	10,999	1.9%	—	—	—%
Massachusetts	1	272	5,435	0.9%	—	—	—%
Connecticut	1	206	3,625	0.6%	—	—	—%
Pennsylvania	1	136	1,982	0.4%	—	—	—%
Total Northeast	15	2,169	56,353	9.6%	174	7,527	1.3%

Total	181	28,974	$549,896	93.3%	1,560	$39,550	6.7%
1Number of properties represents consolidated and unconsolidated retail properties and the Company’s single standalone office property in Indianapolis, IN.
2Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
3Weighted ABR and percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

4th Quarter 2021 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of December 31, 2021
(dollars in thousands, except per square foot data)
This table includes the Company’s retail operating properties.

Tenant	Number of Stores[1]	Total Leased GLA/NRA[2]	ABR[3]	ABR per Sq. Ft.[3]	% of Weighted ABR[4]

The TJX Companies, Inc.[5]	44	1,294	$14,536	$11.24	2.5%
Best Buy Co., Inc.[6]	16	633	10,915	17.25	2.0%
Ross Stores, Inc.	31	885	10,444	11.80	1.9%
PetSmart, Inc.	31	637	10,241	16.07	1.8%
Michaels Stores, Inc.	29	651	8,814	13.54	1.6%
Gap Inc.[7]	35	468	8,490	18.14	1.5%
Bed Bath & Beyond Inc.[8]	23	613	8,303	13.55	1.5%
Dick's Sporting Goods, Inc.[9]	12	591	7,187	12.15	1.3%
Publix Super Markets, Inc.	14	669	6,884	10.28	1.3%
Albertsons Companies, Inc.[10]	9	481	6,613	13.74	1.2%
Lowe's Companies, Inc.	7	168	400	2.38	1.1%
The Kroger Co.[11]	10	355	3,460	9.73	1.0%
Petco Health And Wellness Company, Inc.	22	299	5,346	17.90	1.0%
Ulta Beauty, Inc.	24	248	5,589	22.51	0.9%
Total Wine & More	13	305	5,069	16.60	0.9%
BJ's Wholesale Club, Inc.	2	245	4,939	20.18	0.9%
Five Below, Inc.	29	258	4,901	18.97	0.9%
Kohl's Corporation	7	361	2,993	8.28	0.9%
Burlington Stores, Inc.	8	445	4,496	10.11	0.8%
Ahold U.S.A. Inc.[12]	4	239	4,464	18.66	0.8%
Mattress Firm Group Inc.[13]	32	158	4,417	27.97	0.8%
DSW Designer Shoe Warehouse	16	314	4,678	14.92	0.8%
Office Depot, Inc.[14]	14	308	4,347	14.11	0.8%
Fitness International, LLC	5	205	4,092	19.92	0.7%
Party City Holdings Inc.	18	263	3,988	15.17	0.7%
Total Top Tenants	455	11,093	$155,606	$14.03	29.6%

1	Number of stores represents stores at consolidated and unconsolidated properties.
2	Excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
3	ABR represents the monthly contractual rent for December 31, 2021, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company's share of the ABR at unconsolidated properties excluding ground lease rent.
4	Percent of weighted ABR includes ground lease rent and represents the Company's share of the ABR at consolidated and unconsolidated properties.
5	Includes TJ Maxx (19), Marshalls (13), HomeGoods (10), Homesense (1) and T.J. Maxx & HomeGoods combined (1).
6	Includes Best Buy (15) and Pacific Sales (1).
7	Includes Old Navy (25), The Gap (5), Banana Republic (3) and Athleta (2).
8	Includes Bed Bath and Beyond (14) and buybuy BABY (9).
9	Includes Dick's Sporting Goods (11) and Golf Galaxy (1).
10	Includes Safeway (4), Jewel-Osco (3) and Tom Thumb (2).
11	Includes Kroger (6), Harris Teeter (2), QFC (1) and Smith's (1).
12	Includes Stop & Shop (3) and Giant Foods (1).
13	Includes Mattress Firm (27) and Sleepy's (5).
14	Includes Office Depot (11) and OfficeMax (3).

4th Quarter 2021 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space[1,2]
Category	Total Leases	Total Sq. Ft.	Leases	Sq. Ft.	Prior Rent PSF[3]	New Rent PSF[4]	Cash Rent Spread	TI, LL Work, Lease Commissions PSF[5]

New Leases – Q4 2021	47	236,615	23	134,201	$19.76	$25.18	27.4%
New Leases – Q3 2021	38	239,157	17	124,864	13.47	16.23	20.6%
New Leases – Q2 2021	27	159,497	11	35,612	25.86	30.95	19.7%
New Leases – Q1 2021	20	100,604	16	89,791	15.20	19.06	25.3%
Total	132	735,873	67	384,468	$17.22	$21.38	24.2%	$69.98

Renewals – Q4 2021	85	690,450	60	515,802	$16.08	$17.41	8.3%
Renewals – Q3 2021	44	345,663	33	220,843	18.68	20.63	10.4%
Renewals – Q2 2021	46	478,498	39	395,202	14.93	16.05	7.5%
Renewals – Q1 2021	56	326,333	46	300,894	19.67	20.06	2.0%
Total	231	1,840,944	178	1,432,741	$16.92	$18.09	6.9%	$0.88

Total – Q4 2021	132	927,065	83	650,003	$16.84	$19.02	12.9%
Total – Q3 2021	82	584,820	50	345,707	16.79	19.04	13.4%
Total – Q2 2021	73	637,995	50	430,814	15.83	17.28	9.2%
Total – Q1 2021	76	426,937	62	390,685	18.64	19.83	6.4%
Total	363	2,576,817	245	1,817,209	$16.98	$18.79	10.7%	$15.50

1	Comparable space leases on this report are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months. Leases at our two office properties, Thirty South Meridian and Eddy Street Commons, and ground leases are excluded.
2	Comparable renewals exclude leases with terms 24 months or shorter.
3	Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
4	Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
5	Includes redevelopment costs for tenant specific landlord work and tenant allowances provided to tenants.

4th Quarter 2021 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of December 31, 2021
(dollars in thousands, except per square foot data)
These tables include the following:
▪Operating retail properties;
▪Operating office properties; and
▪Development/Redevelopment property tenants open for business who commenced paying rent as of December 31, 2021.

Retail Portfolio
		Expiring GLA - Retail[2]				Expiring ABR per Sq. Ft.[3]
	Number of Expiring Leases[1]	Shop Tenants	Anchor Tenants	Expiring ABR (Pro-rata)	% of Total ABR (Pro-rata)	Shop Tenants	Anchor Tenants	Total

2022	520	1,177,508	1,196,248	$47,408	9.1%	$28.33	$11.81	$19.99
2023	585	1,361,374	2,634,810	78,221	15.0%	30.43	13.99	19.59
2024	584	1,334,044	2,580,920	75,482	14.5%	32.09	13.50	20.06
2025	442	1,061,370	2,551,286	64,728	12.4%	30.80	12.86	18.17
2026	436	984,890	2,447,939	63,743	12.3%	30.43	14.11	18.86
2027	309	763,399	1,915,123	46,774	9.0%	29.40	12.88	17.61
2028	166	422,238	956,761	28,473	5.5%	33.39	15.07	20.67
2029	154	359,184	1,111,043	30,350	5.8%	32.76	16.78	20.67
2030	124	375,170	565,268	19,201	3.7%	28.97	15.10	20.57
2031	123	339,768	606,950	20,070	3.9%	31.09	15.83	21.27
Beyond	149	328,386	2,067,162	45,829	8.8%	31.66	17.43	19.37
	3,592	8,507,331	18,633,510	$520,279	100.0%	$30.61	$14.23	$19.40

Office Portfolio
		Expiring GLA[2]
	Number of Expiring Leases[1]	Office Tenants	Expiring ABR (Pro-rata)	% of Total ABR (Pro-rata)	Expiring ABR per Sq. Ft.[3]

2022	47	361,608	$8,872	22.4%	$24.53
2023	35	126,396	3,878	9.8%	30.68
2024	42	234,639	6,354	16.1%	27.08
2025	11	166,084	3,531	8.9%	21.26
2026	11	51,422	1,727	4.4%	33.59
2027	10	61,513	2,094	5.3%	34.03
2028	5	112,519	2,951	7.5%	26.23
2029	5	75,943	2,813	7.1%	37.04
2030	4	41,061	903	2.3%	21.99
2031	4	121,003	3,058	7.7%	25.28
Beyond	4	90,599	3,369	8.5%	37.19
	178	1,442,787	$39,550	100.0%	$27.41

1	Lease expiration table reflects rents in place as of December 31, 2021 and does not include option periods; 2022 expirations include 74 month-to-month retail tenants and 10 month-to-month office tenants. This column also excludes ground leases.
2	Expiring GLA excludes estimated square footage attributable to non-owned structures on land owned by the Company and ground-leased to tenants.
3	ABR represents the monthly contractual rent as of December 31, 2021 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

4th Quarter 2021 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of December 31, 2021
(dollars in thousands)

Cash Net Operating Income (NOI)		Page	Other Assets		Page

GAAP property NOI (incl. ground lease revenue)	$115,312	6	Cash, cash equivalents and restricted cash	$100,363	3
Below-market lease intangibles, net	(1,183)		Short-term deposits	125,000	3
Straight-line rent	(3,696)		Tenant and other receivables (net of SLR)	40,371	3
Other property-related revenue	(450)	6	Prepaid and other assets	84,826	3
Ground lease ("GL") revenue	(7,129)	6
Consolidated Cash Property NOI (excl. GL)	$102,854
Annualized Consolidated Cash Property NOI (excl. ground leases)	$411,416

Adjustments To Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects [1]	12,820	13	Mortgage and other indebtedness, net	$(3,092,225)	3
Unconsolidated EBITDA	3,528	8	Pro-rate adjustment for joint venture debt	(29,584)	8
Pro forma adjustments[2]	57,471	9	Accounts payable and accrued expenses	(184,982)	3
General and administrative expense allocable to property management activities included in property expenses ($2.8 million in Q4)	11,200	6, note 3	Other liabilities	(287,217)	3
Total Adjustments	85,019		Noncontrolling redeemable joint venture interest	(10,070)
			Projected remaining under construction development/redevelopment[3]	(105,125)	13

Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$496,435
Annualized ground lease NOI	28,516
Total Annualized Portfolio Cash NOI	$524,951		Common Shares and Units Outstanding	221,327,346

1	Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
2	Pro forma adjustments to reflect as if the properties acquired during the 4th quarter of 2021 were owned for the entire period and as if the merger had occurred for the entire quarter.
3	Remaining costs on page 13 for development projects.

4th Quarter 2021 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the gain on the sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable ("2020 Collection Impact"), which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO modifies FFO, as adjusted for certain cash and non-cash transactions not included in FFO. AFFO should not be considered an alternative to net income as an indication of the Company's performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.

4th Quarter 2021 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income and Same Property Net Operating Income (continued)
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company (a) begins recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the quarter ended December 31, 2021, the Company excluded two redevelopment properties and the recently completed Glendale Town Center redevelopment from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded the portfolio acquired in the merger with RPAI and one recently acquired property from the same property pool.
Earnings Before Interest Expense, Income Tax Expense, Depreciation and Amortization (EBITDA) and Net Debt to EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of the taxable REIT subsidiary. For informational purposes, the Company also provides Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

4th Quarter 2021 Supplemental Financial and Operating Statistics	20